UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2026

SRX Global Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 US Highway 1

North Palm Beach, Florida 33408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 896-1254

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	SRXH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement

Additional Closing under Securities Purchase Agreement

As previously announced, on March 16, 2026, SRX Global Inc. (f/k/a SRx Health Solutions, Inc.), a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein (the “Investors”). Pursuant to the Securities Purchase Agreement, up to 10,000 shares of the Company’s Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock”) and accompanying warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) may be purchased for an aggregate purchase price of up to $8.0 million in one or more closings.

As previously announced, on March 16, 2026 at the initial closing, pursuant to the Securities Purchase Agreement, the Company issued and sold, and certain Investors purchased, in a private placement: 5,660 shares of the Series B Preferred Stock and 22,237,666 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $4.528 million, paid in cash.

Pursuant to the Securities Purchase Agreement, the Investors have the right, severally, subject to the satisfaction of certain conditions, to require the Company to participate in one or more additional closings for the purchase of up to an aggregate of 4,340 additional shares of Series B Preferred Stock and Warrants (each such transaction, an “Additional Closing”).

On July 27, 2026, at an Additional Closing pursuant to the Securities Purchase Agreement, the Company issued and sold, and certain investors purchased, in a private placement: 4,340 shares of the Series B Preferred Stock and 284,156 Warrants to purchase shares of Common Stock for aggregate proceeds of approximately $3.472 million, paid in cash. Such number of Warrants is adjusted to reflect the Company’s previously announced 60-for-1 reverse stock split, which took effect July 2, 2026.

All such securities will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Securities Purchase Agreement and the Company will rely upon this exemption from registration in issuing such securities based in part on representations made by the investors in the Securities Purchase Agreement. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2026	SRX GLOBAL INC.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Executive Officer